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                                                                    EXHIBIT 99.1


                         SPECIAL MEETING OF STOCKHOLDERS

                                       OF

                               PHARMACOPEIA, INC.
                                JANUARY 18, 2002

  THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF PHARMACOPEIA, INC.

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated December 17, 2001, receipt of which are hereby acknowledged, hereby appoint(s) Joseph A. Mollica, Ph.D. and Bruce
C. Myers and each of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of Pharmacopeia, Inc. to be held at Pharmacopeia's offices at 3000 Eastpark Boulevard, Cranbury, New Jersey on January 18, 2002 at 9:00 a.m., local time (the "Special Meeting"), and all continuations, adjournments or postponements thereof; provided, however, that proxies will not be voted with respect to any proposal submitted to a vote of Pharmacopeia's stockholders to adjourn, continue or postpone the special meeting to solicit additional proxies.

Pharmacopeia may postpone or otherwise reschedule the special meeting without a vote of its stockholders. When the meeting is convened, proxies will be voted as indicated on your proxy card.

You are encouraged to specify your choices by marking the appropriate boxes. UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH THE POWER AND AUTHORITY TO VOTE THE UNDERSIGNED'S SHARES "FOR" THE PROPOSALS DESCRIBED ON THE REVERSE SIDE OF THIS PROXY CARD. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.



            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)



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[X] Please mark your votes as in the example to the left using dark ink only.

The Board of Directors recommends votes FOR:

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PROPOSAL                                                 FOR             AGAINST          ABSTAIN
1.   Approval of the issuance of up to 10,911,008        [___]           [___]            [___]
     shares of Pharmacopeia common stock, subject to
     adjustment as described in the Proxy
     Statement/Prospectus dated December 17, 2001, in
     connection with the Agreement and Plan of Merger
     and Reorganization, dated as of August 21, 2001,
     among Pharmacopeia, Inc., Eagle Acquisition
     Corporation and Eos Biotechnology, Inc.

2.   Approval of the Amendment to Pharmacopeia's         [___]           [___]            [___]
     Restated Certificate of Incorporation to increase
     the authorized number of shares of common stock
     from 40,000,000 to 60,000,000.
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In their discretion the proxies are authorized and empowered to vote upon other matters that may properly come before the Special Meeting, and all continuations, adjournments or postponements thereof; provided, however, that proxies are not authorized or empowered to vote upon any proposal submitted to a vote of Pharmacopeia's stockholders to adjourn, continue or postpone the special meeting to solicit additional proxies.

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

_________________________________                       NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON
Name:                                                   YOUR STOCK CERTIFICATE(S).  JOINT OWNERS SHOULD
                                                        EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                                        FULL TITLE AS SUCH. IF A CORPORATION, PARTNERSHIP
                                                        OR OTHER ENTITY, PLEASE SIGN IN FULL.

_________________________________
Name:

Date: ______________, 2002


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